BELL BOYD
Bell, Boyd & Lloyd LLP
                                                1615 L Street N.W., Suite 1200
                                                Washington, DC 20036-5610
                                                202-466-6300  Fax 202.463.0678

                                            November 5, 2008

Oppenheimer Target Distribution Fund
c/o OppenheimerFunds Inc.
6803 Tucson Way
Centennial, CO 80112-3924

Ladies and Gentlemen:

                     Oppenheimer Target Distribution Fund

     We have acted as counsel  for  Oppenheimer  Target  Distribution  Fund (the
"Fund"),  a Massachusetts  business  trust, in connection with the  registration under the  Securities  Act of 1933,  as amended  (the "Act"),  of an  indefinite number of Class A,  Class C, Class N and Class Y shares of  beneficial  interest
(the "Shares") of the Fund in the Fund's  registration  statement no. 333-153032 on Form  N-1A,  as  amended  by  pre-effective  amendments  no.  1 and no. 2 (as amended, the "Registration Statement").

     In this  connection,  we have examined  originals,  or copies  certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purpose of this  opinion,  including the Fund's  Declaration  of Trust dated
August 7, 2008 (the "Trust Agreement"),  and by-laws of the Fund, actions of the board of trustees  of the Fund  authorizing  the  issuance of the Shares and the
Registration  Statement.  In  addition,  we have assumed that the Shares will be issued and sold for cash or other good and valuable  consideration in accordance with the terms and conditions  set forth in the Fund's  prospectus and statement of  additional  information  as they are in  effect  from  time to time and that ownership of the Shares will be duly recorded in the books of the Fund.

     Based upon the  foregoing,  we are of the opinion  that when the Shares are issued and sold after the Registration Statement has been declared effective and the  authorized  consideration  therefore is received by the Fund,  they will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund's Statement of
Additional  Information  incorporated into the Registration  Statement under the caption "How the Funds are Managed -  Shareholder  and Trustee  Liability,"  and
except as provided in Section 4.3 of the Trust  Agreement to the contrary,  with respect to sales loads and charges, redemption fees, account fees and other fees and charges not prohibited as charges to shareholders under applicable law). The previous  sentence  is subject  to the  following  qualification:  we express no opinion with respect to the liability of any holder of Shares who is, was or may become a named trustee of the Fund.

     In  rendering  the  foregoing  opinion,  we have relied upon the opinion of
Kushner  Sanders Ravinal LLP expressed in their letter dated November 5, 2008, a copy of which is attached  hereto,  and have made no  independent  inquiry  with respect to any matter covered by such opinion.

     We consent to the filing of this opinion as an exhibit to the  Registration
Statement.  In giving this consent,  we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                                 Very truly yours,

                                                 /s/ Bell, Boyd & Lloyd LLP
                                                 Bell, Boyd & Lloyd LLP

Kushner Sanders Ravinal LLP
ATTORNEYS AT LAW
Wellesley Office Park
20 William Street
Wellesley, Massachusetts 02481-4102
Phone: 781-431-1400
Fax: 781-431-7178
___________________
Marvin W. Kushner
Lloyd A. Sanders
Frank T. Ravinal
_________________
OF COUNSEL:
Thomas Howard Brown
Richard Heller
A. Miriam Jaffe
Jack K. Merrill

www.ksrlawfirm.com

A. Miriam Jaffe
OF COUNSEL

Phone Extension: 111
Email: mjaffe@ksrlawfirm.com

                                                              November 5, 2008

Bell, Boyd & Lloyd LLP
70 W. Madison St., Ste. 3100
Chicago, Illinois 60602-4207

         Re:      Oppenheimer Target Distribution Fund

Ladies and Gentlemen:

     We  understand  that  you have  acted  as  counsel  to  Oppenheimer  Target
Distribution  Fund, a  Massachusetts  business trust (the "Trust") in connection with its formation as a Massachusetts business trust and the registration of its initial offering (the "Offering") of its four classes of shares,  Class A, Class
C, Class N and Class Y,  (collectively the "Shares") of the Trust. In connection with the  rendering of a legal opinion by you for inclusion as an exhibit to the second  pre-effective  amendment to that  certain  registration  statement  with respect to the Trust and  Offering  on Form  N-1A,  which  second  pre-effective registration  statement  the Trust has informed us is being filed today with the
Securities  and  Exchange  Commission  ("SEC"),  you have asked for our  opinion solely with respect to the laws of the  Commonwealth of Massachusetts on certain specified  matters.  You have not asked for, and we do not offer,  an opinion on any other matters related to the Trust, the Offering, the Registration Statement
(defined  below)  or any  matter  or  transactions  related  thereto,  except as specifically set forth below.

     In connection with this opinion, we have examined and relied upon:

     (i) a copy of the Trust's  registration  statement  no.  333-153032 on Form
N-1A (including the Prospectus and Statement of Additional Information under the
Investment  Company  Act of 1940),  filed  with the SEC on August 15,  2008,  as amended by the first pre-effective amendment,  filed with the SEC on October 29,
2008 and the second  pre-effective  amendment  dated November 11, 2008 and which the  Trust  has  informed  us is  being  filed  with  the  SEC  this  day  (said registration, as so amended, "Registration Statement");

     (ii) a copy of the  Declaration of Trust of the Trust dated as of August 7,
2008, and filed with the  Commonwealth of  Massachusetts  on August 8, 2008 (the
"Declaration of Trust");

     (iii) a copy of the  By-Laws  of the Trust  adopted  on August 7, 2008 (the
"By-Laws");

     (iv) a copy of minutes of a meeting of the Board of  Trustees  of the Trust held on August 20,  2008,  approving  the issuance of the Shares in the Offering and approving the adoption of the Declaration of Trust and By-Laws,  among other actions, as executed by an Assistant Secretary of the Trust;

     (v) a copy of minutes of a meeting  of the Board of  Trustees  of the Trust held on August 20, 2008,  approving  the  election of successor  Trustees of the
Trust to the original Trustees of the Trust;

     (vi) a  certificate  dated  November  3,  2008  from  the  Commonwealth  of
Massachusetts  (the "Good  Standing  Certificate")  as to the good  standing and qualification to do business of the Trust; and

     (vii) an Assistant Secretary's Certificate dated November 5, 2008 attesting to the validity and effectiveness of items (i), (ii), (iii),  (iv), (v) and (vi)
(items (i) through (vii), inclusive, being the "Provided Records").

     We have not sought advice from the  Massachusetts  Department of Revenue as to the tax good standing of the Trust in the Commonwealth of Massachusetts,  and
no opinion is given as to such tax good standing,  whether state or Federal,  or any other tax matters. We have not otherwise undertaken a general  investigation of the Trust's  circumstances and affairs.  In particular,  we note that we have not  represented  the Trust in connection with its formation or any other of its prior dealings or in the Offering,  except to the extent specifically  addressed herein.  In each such instance,  we have assumed that the copies of the Provided
Records in our possession  are complete and that such are, and shall remain,  in full force and effect as of the date hereof,  with no modifications,  amendments or other changes and that they have not been materially altered or superseded by any other action taken or authorized by the Trust or its Trustees.  We also have assumed that each of such documents has been, or will be at all relevant  times, duly executed by the individuals  listed thereon and that such  individuals were authorized to so execute such documents in the capacities  indicated and had the legal capacity to so execute such documents.

     In making our examination,  we have further assumed without  investigation:
the  genuineness of all signatures;  the legal capacity of all natural  persons;
the correctness of all certificates; the accuracy, completeness and authenticity of all documents  submitted to us as originals;  the conformity to the originals of all documents submitted to us as certified,  photostatic or conformed copies;
and the validity of all laws and regulations.  Further,  we have assumed without investigation  that any  certificate  or other  document we relied upon that was given or dated  earlier  than the date of this opinion  letter has  continued to remain  accurate  insofar as relevant to our  opinions,  from such  earlier date through and including the date of this opinion letter.

     Whenever an assumption is made herein without  investigation  or whenever a fact,  representation,  warranty  or other  statement  is  relied  upon  without investigation,  we have not  conducted,  nor do we  undertake  to  conduct,  any independent  review or  investigation  of,  nor are we  expressing  any  opinion concerning, the accuracy of, the representations, warranties and statements made by the Trust or the Trustees or managers or officers of the Trust,  or of anyone else. In the event that we elect to perform any independent  investigation other than that set forth above, such investigation shall not create any obligation of this firm to  perform,  or any  presumption  that this  firm has  performed  any further  investigation  on the  matter so  investigated  or on any other  matter contained  in or relating to this  opinion.  Our  opinions  below are limited to matters  expressly set forth  herein,  and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

     As to factual  matters,  we have relied entirely upon the Provided  Records and such other  information  as is actually known to us. Insofar as this opinion relates to factual matters or is indicated to be based upon our knowledge,  such opinion is based upon the actual  knowledge  of those  attorneys in our firm who have devoted  substantive  attention to the matters about which we opine herein, as obtained  solely  from our  examination  of the  documents  and  certificates referred to above and/or in reliance upon such  representations  and  warranties and is intended to signify that,  during the  preparation of this opinion letter by us with respect to the Trust,  no information has come to our attention which would cause us to believe that the  information  contained in such documents and certificates or in such  representations  and warranties is not true and correct in all material  respects.  However,  except to the extent  expressly  set forth herein,  we have not undertaken any independent  investigation  to determine the existence or absence of such facts,  and no inference as to our knowledge of the existence or absence of such facts should be drawn from the  preparation of this opinion letter by us with respect to the Trust.

     The opinions expressed herein are expressly qualified by and subject to the effects of (i) applicable bankruptcy, insolvency, moratorium or similar state or federal laws  affecting  the rights and remedies of creditors  generally  and/or
(ii) general principles of equity and/or (iii) judicial interpretation.

     The  opinions  expressed  herein  do  not  address  any  legal  issues  not explicitly  addressed in this letter,  and more  specifically  and not by way of limitation, do not address the following:

     (a) Compliance with fiduciary duty requirements; or

     (b) Compliance with the duty of loyalty requirements.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Trust is an unincorporated  voluntary  association,  duly organized, validly  existing and, based solely on the Good Standing  Certificate (a copy of which is attached  hereto),  in good standing under the laws of the Commonwealth of  Massachusetts,  with full power to own all its  properties and assets and to carry on its business as described in the Declaration of Trust and  Registration
Statement.

     2.  Class A Shares,  Class C Shares,  Class N Shares and Class Y Shares (as
such terms are used in the Registration Statement) have been duly authorized for issuance,  and,  when  issued and  delivered  by the Trust in  exchange  for the consideration  stated in the  Registration  Statement,  will be validly  issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Trust's Statement of Additional  Information  incorporated into the  Registration  Statement  under  the  caption  "How  the Fund is  Managed  -
Shareholder and Trustee  Liability" and except as provided in Section 4.3 of the
Trust to the contrary, with respect to sales loads and charges, redemption fees,
account  fees  and  other  fees  and  charges  not   prohibited  as  charges  to
shareholders  under  applicable  law).  The  previous  sentence is subject to he following qualification:  we express no opinion with respect to the liability of any holder of Shares who is, was or may become a named Trustee of the Trust.

     No opinion is expressed herewith respecting any matter or questions arising out of, or  under,  the  Securities  Act of 1933,  as  amended,  the  Securities
Exchange  Act of 1934,  as  amended,  the  Investment  Company  Act of 1940,  as amended,  the  Hart-Scott-Rodino  Antitrust  Improvements  Act of  1976,  or the
securities or tax laws of any state or other  jurisdiction,  nor  respecting any matter or questions  arising out of, or under,  ERISA or any other retirement or employment laws, whether federal, state or of any other jurisdiction.

     We are licensed to practice law in the Commonwealth of  Massachusetts,  and we have not made any independent  review of the laws of any other  jurisdiction.
Accordingly,  we express no opinion herein as to the effect on our opinion or on the transactions addressed by the Offering and the Registration Statement of the
laws of any other jurisdiction.

     In rendering  the opinions  set forth above,  we have not made  independent inquiry of the Trust's  Trustees,  managers or officers or an examination of its records and have instead  relied upon the Trust to provide us with documents and information  which you and we have deemed  relevant to your giving the  opinions required  as exhibits  to the  Registration  Statement  and,  therefore,  to the opinions you have  requested  from us.  Except with  respect to our  obtaining a
Certificate  of Good Standing and a certified  copy of the  Declaration of Trust from  the  Secretary  of the  Commonwealth  of  Massachusetts,  we have  made no independent  investigation as to whether any of the Provided Records is accurate or complete.  Subject to the  foregoing,  no matters have come to our  attention which lead us to believe that there are any facts or  documents  which we do not have which would  materially  affect the opinions stated herein.  Further,  with respect  to  the  representations  made  concerning  the  Offering  and  in  the
Registration Statement, we have relied solely upon the accuracy and completeness of the  representations  made concerning such Offering and in such  Registration
Statement.

     The opinions set forth in this letter are based upon  existing  law, all of which is subject to change  prospectively  and  retroactively.  The opinions set forth in this letter are limited to matters as the date hereof, and we undertake no obligation to revise or update such opinions as to future  changes in the law or factual events.

     This opinion and the statements  contained  herein are for your benefit and may be used by you in connection with your opinion to be delivered as an exhibit to the Registration  Statement,  as described  hereinabove.  We authorize you to
deliver  a  copy  of  this  opinion  to  the  Trust  in  connection   therewith.
Furthermore, this opinion may be appended as an exhibit to such opinion appended to the  Registration  Statement.  Except in  connection  with such  Registration
Statement or as otherwise set forth herein,  without our express written consent this opinion may not be relied upon in any manner by any other person. Except in connection with the distribution of copies of such Registration  Statement,  the filing of such  Registration  Statement or delivery of this opinion to the Trust or with the prior  written  consent  of this  firm,  this  opinion  is not to be referred to or quoted in any document,  report or financial statement,  or filed with, or delivered  to, any  governmental  agency or other person or entity.  In giving the foregoing authorizations, we do not admit that we are in the category of persons whose consent is required  under section 7 of the  Securities  Act of
1933, as amended.

                                                   Very truly yours,

                                                   KUSHNER SANDERS RAVINAL LLP

                                                   By:  A. Miriam Jaffe
                                                    A. Miriam Jaffe, Of Counsel

Attachment

ATTACHMENT TO OPINION DATED NOVEMBER 5, 2008 BY KUSHNER SANDERS RAVINAL LLP
REGARDING OPPENHEIMER TARGET DISTRIBUTION FUND

[GOOD STANDING CERTIFICATE FOR OPPENHEIMER TARGET DISTRIBUTION FUND ISSUED BY
MASSACHUSETTS SECRETARY OF THE COMMONWEALTH ON NOVEMBER 3, 2008]